Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-205245) of Alarm.com Holdings, Inc. of our report dated February 29, 2016 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/PriceWaterhouseCoopers LLP
McLean, VA
February 29, 2016